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                                                                    EXHIBIT 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS
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We hereby consent to the incorporation by reference in this Registration
Statement on Form S-8 of our report dated January 23, 1996, which appears on page 42 of the 1995 Annual Report to Stockholders of Shiva Corporation, which is incorporated by reference in Shiva Corporation's Annual Report on Form 10-K for the year ended December 30, 1995. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page S-1 of such Annual Report on Form 10-K.



/s/  PRICE WATERHOUSE LLP
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PRICE WATERHOUSE LLP


Boston, Massachusetts
July 22, 1996